1st Mariner Bancorp Reports 3rd Quarter 2011 Results

Baltimore, MD (October 28, 2011) – 1st Mariner Bancorp (OTCBB: FMAR.OB), parent company of 1st Mariner Bank, reported a pretax net loss of $7.9 million for the third quarter of 2011, compared to a pretax net loss of $9.1 million for the third quarter of 2010. For the nine months ended September 30, 2011, the Company reported a pretax net loss of $26.3 million in 2011 versus $23.3 million in 2010. In the three and nine months ended September 30, 2010, the Company recorded a $4.5 million and $10.7 million tax benefit, respectively, while no tax benefit was recognized for the three and nine months ended September 30, 2011. On an after-tax basis, the Company reported a net loss of $7.9 million for the third quarter of 2011, compared to a net loss of $4.7 million for the third quarter of 2010, while for the nine months ended September 30, 2011, the Company reported a net loss of $26.3 million in 2011 versus $12.7 million in 2010.

Edwin F. Hale, Sr., 1st Mariner’s Chairman and Chief Executive Officer, said, “We still continue to face strong headwinds in the real estate market. Our costs associated with foreclosed properties remain high as declining appraised values have forced us to take write downs on these assets.”

Hale added, “Our levels of non-performing assets and delinquencies have improved. Non-performing assets decreased by 4% and loans that were 90 days or more past due decreased 35% when compared to the same period last year.”

The Company also announced that Daniel McKew, President of 1st Mariner Bank, has submitted his resignation to pursue another professional opportunity.  Mark Keidel, the current President of 1st Mariner Bancorp and Chief Operating Officer of 1st Mariner Bank, has been appointed as Mr. McKew’s successor.

Operating Summary

Elevated credit costs continue to impact overall earnings.  Provisions for loan losses and costs of foreclosed properties comprised $8.2 million of the $7.9 million loss for the third quarter or 2011.  Net interest income for the third quarter of 2011 was $7.1 million compared to $7.9 million in the third quarter of 2010. The net interest margin improved to 3.13% in the third quarter of 2011, compared to 2.99% in the third quarter of 2010. The improvement was due to lower rates paid on deposits and borrowings. For the three months ended September 30, 2011, the average interest rate paid on deposits was 1.64% and for the three months ended September 30, 2010, the rate was 1.95%. The average interest rate paid on borrowings was 2.13% and 2.39% in the three months ended September 30, 2011 and 2010, respectively. Gross interest income was $11.7 million for the three months ended September 30, 2011 versus $13.8 million in the same period of 2010. Lower levels of earning assets as well as lower rates earned on those assets were the cause of the decrease. Average earning assets were $879.3 million and $1.0 billion for the three months ended September 30, 2011 and 2010, respectively. Managed decreases in loan balances contributed to the overall decrease in average earning assets.

On a year-to- date basis, net interest income was $20.6 million for the nine months ended September 30, 2011 versus $21.7 million for the nine months ended September 30, 2010. The net interest margin increased to 2.94% for the nine months ended September 30, 2011, compared to 2.82% for the nine months ended September 30, 2010. Lower interest rates paid on deposits and borrowings led to the improved margin. The average interest rate paid on deposits was 1.74% and 2.08% for the nine months ended September 30, 2011 and 2010, respectively. Total average interest rate paid on borrowings was 2.13% for the nine months ended September 30, 2011 compared to 2.85% paid in the nine months ended September 30, 2010. Gross interest income was $35.5 million for the nine months ended September 30, 2011 versus $41.5 million in the nine months ended September 30, 2010. Lower average loan balances during the nine months ended September 30, 2011 caused the decrease in total interest income.

The provision for loan losses was $5.0 million and $11.6 million for the three and nine months ended September 30, 2011, respectively. This is an improvement over the prior year’s amounts of $9.8 million and $16.3 million for the three and nine months ended September 30, 2010. Costs related to foreclosed properties, including write-downs due to declining appraised values, amounted to $3.2 million and $6.6 million for the three and nine months ended September 30, 2011, respectively. Combined, these credit- related costs amounted to $8.2 million and $18.2 million for the quarter and nine months ended September 30, 2011, respectively.

Non-interest income was $7.7 million for the three months ended September 30, 2011, which is a decrease of $2.9 million from the $10.6 million that was reported in the third quarter of 2010.  On a year-to- date basis, non-interest income was $15.5 million and $22.5 million for the nine months ended September 30, 2011 and 2010, respectively. The decrease from the prior year was due to the reduction of service fees on deposits and lower fees and gains on the sale of loans.

Non-interest expenses were unchanged with $17.8 million being incurred in both the three months ended September 30, 2011 and 2010. Costs associated with foreclosed properties increased $1.4 million and professional fees increased $0.4 million in the three months ended September 30, 2011. These increases were offset by decreases in salaries and benefits of $0.7 million, decreases in occupancy expenses of $0.16 million, and decreases in other expenses of $0.8 million.  On a year- to- date basis, total non-interest expenses were $50.8 million for the nine months ended September 30, 2011, which is down from $51.2 million incurred in the nine months ended September 30, 2010. The Company continues to contain its controllable expenses with salaries and benefits, occupancy, and furniture, fixtures and equipment expenses collectively decreasing $2.3 million in the nine months ended September 30, 2011. However, professional fees related to regulatory compliance, loan workouts, and efforts related to increasing capital levels increased to $3.7 million during the nine months ended September 30, 2011. In comparison, these costs were $2.1 million during the nine months ended September 30, 2010.

Net charge-offs were $5.0 million during the quarter ended September 30, 2011 versus $6.6 million in the third quarter of 2010. For the nine months ended September 30, 2011, net charge-offs were $11.6 million, versus $12.8 million in the same period in the prior year.

Comparing balance sheet data as of September 30, 2011 and 2010, total assets decreased 10% to $1.19 billion, from the prior year’s $1.33 billion. The decrease is primarily attributable to a $96.2 million decrease in loans, a $25.4 million decrease in loans held for sale, and a $30.7 million reduction in the deferred tax assets.

-
Average earning assets were $897.3 million for the third quarter of 2011, which was a 13% decrease over the third quarter 2010 balance of $1.03 billion. The decrease was due to a reduction in loans and loans held for sale.

-	Total loans outstanding were $736.7 million as of September 30, 2011. This is a 12% decrease from the $832.9 million reported in prior year. This was due to loan maturities and slower loan production.

-	Total loans held for sale decreased $25.4 million, or 17%, to $126.2 million as of September 30, 2011. This was due to accelerated funding by loan purchasers.

-
The allowance for loans losses at the end of the third quarter of 2011 was $14.1 million, a decrease of 7% over the prior year’s figure of $15.2 million. The allowance for loan losses as a percentage of total loans was increased to 1.92% as of September 30, 2011, compared to 1.82% as of September 30, 2010.

-
Net deferred tax assets decreased $30.7 million as a result of the establishment of a full valuation allowance against the asset. While this allowance reduces the carrying value of the asset, it does not necessarily preclude the Company from utilizing this asset in the future.

-
Total deposits decreased 7% from $1.11 billion as of September 30, 2010 to $1.03 billion as of September 30, 2011. Money market and NOW accounts decreased $6.6 million, from $137.9 million as of September 30, 2010 to $131.4 million as of September 30, 2011. Certificates of deposit were $740.3 million as of September 30, 2011, representing a decrease of $68.3 million, or 8%, from the $808.6 million as of September 30, 2010. The decrease in interest bearing deposits was due to lower rates being offered on these deposit products in 2011 versus 2010.

-	As of September 30, 2011, 1st Mariner Bank’s capital ratios were as follows: Total Risk Based Capital 5.8%; Tier 1 Risk Based Capital 4.6%; and Tier 1 Leverage 3.4%.

1st Mariner Bancorp is a bank holding Company with total assets of $1.2 billion.  Its wholly owned banking subsidiary, 1st Mariner Bank, operates 22 full service bank branches in Baltimore, Anne Arundel, Harford, Howard, Talbot, and Carroll counties in Maryland, and the City of Baltimore. 1st Mariner Mortgage, a division of 1st Mariner Bank, operates retail offices in Central Maryland and the Eastern Shore of Maryland.  1st Mariner also operates direct marketing mortgage operations in Baltimore.  1st Mariner Bancorp’s common stock is quoted on the OTC Bulletin Board under the symbol “FMAR.OB”.  1st Mariner’s Website address is www.1stMarinerBancorp.com, which includes comprehensive level investor information.

In addition to historical information, this press release contains forward-looking statements that involve risks and uncertainties, such as statements of the Company’s plans and expectations regarding the Company’s efforts to meet regulatory capital requirements established by the Federal Reserve and the FDIC, revenue growth, anticipated expenses, profitability of mortgage banking operations, and other unknown outcomes.  The Company’s actual results could differ materially from management’s expectations.  Factors that could contribute to those differences include, but are not limited to, the Company’s ability to increase its capital levels and those of 1st Mariner Bank, volatility in the financial markets, changes in regulations applicable to the Company’s business,  its concentration in real estate lending, increased competition, changes in technology, particularly Internet banking, impact of interest rates, and the possibility of economic recession or slowdown (which could impact credit quality, adequacy of loan loss reserve and loan growth).Greater detail regarding these  factors is provided in the forward looking statements and  Risk Factors  sections included in the reports filed by the Company with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and its Quarterly Report on Form 10-Q. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss elsewhere in this news release, or in our SEC filings, which are accessible on our web site and at the SEC’s web site, www.sec.gov.

FINANCIAL HIGHLIGHTS (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands, except per share data)
	For the three months ended September 30,
	2011	2010	$ Change	% Change
Summary of Earnings:
Net interest income	$7,138	$7,853	(715)	-9%
Provision for loan losses	5,000	9,750	(4,750)	-49%
Noninterest income	7,720	10,616	(2,896)	-27%
Noninterest expense	17,818	17,779	39	0%
Net loss before income taxes	(7,960)	(9,060)	1,100	-12%
Income tax expense/(benefit)	-	(4,452)	4,452	-100%
Net loss	(7,960)	(4,608)	(3,352)	-73%

Profitability and Productivity:
Net interest margin	3.13%	2.99%	-	5%
Net overhead ratio	3.49%	2.15%	-	62%
Efficiency ratio	119.92%	96.26%	-	25%
Mortgage loan production	206,115	259,835	(53,720)	-21%
Average deposits per branch	46,904	50,296	(3,392)	-7%

Per Share Data:
Basic earnings per share	$(0.42)	$(0.26)	(0.16)	-64%
Diluted earnings per share	$(0.42)	$(0.26)	(0.16)	-64%
Book value per share	$(1.14)	$2.16	(3.30)	-153%
Number of shares outstanding	18,860,482	17,962,449	898,033	5%
Average basic number of shares	18,860,482	17,871,565	988,917	6%
Average diluted number of shares	18,860,482	17,871,565	988,917	6%

Summary of Financial Condition:
At Period End:
Assets	$1,197,661	$1,333,339	(135,678)	-10%
Investment Securities	22,646	24,903	(2,257)	-9%
Loans	736,672	832,902	(96,230)	-12%
Deposits	1,031,878	1,106,504	(74,626)	-7%
Borrowings	169,876	172,283	(2,407)	-1%
Stockholders' equity	(21,572)	38,771	(60,343)	-156%

Average for the period:
Assets	$1,148,720	$1,323,346	(174,625)	-13%
Investment Securities	39,458	21,071	18,387	87%
Loans	742,173	845,485	(103,312)	-12%
Deposits	982,071	1,099,916	(117,845)	-11%
Borrowings	169,641	170,949	(1,308)	-1%
Stockholders' equity	(15,893)	43,275	(59,167)	-137%

Capital Ratios: First Mariner Bank
Leverage	3.4%	5.7%	-	-40%
Tier 1 Capital to risk weighted assets	4.6%	7.6%	-	-39%
Total Capital to risk weighted assets	5.8%	8.9%	-	-35%

Asset Quality Statistics and Ratios:
Net Chargeoffs	5,003	6,592	(1,589)	-24%
Non-performing assets	67,200	70,240	(3,040)	-4%
90 Days or more delinquent loans	3,323	5,129	(1,806)	-35%
Annualized net chargeoffs to average loans	2.67%	3.09%	-	-14%
Non-performing assets to total assets	5.61%	5.27%	-	7%
90 Days or more delinquent loans to total loans	0.45%	0.62%	-	-27%
Allowance for loan losses to total loans	1.92%	1.82%	-	5%

FINANCIAL HIGHLIGHTS (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands, except per share data)
	For the nine months ended September 30,
	2011	2010	$ Change	% Change
Summary of Earnings:
Net interest income	$20,593	$21,704	$(1,111)	-5%
Provision for loan losses	11,580	16,290	(4,710)	-29%
Noninterest income	15,527	22,539	(7,012)	-31%
Noninterest expense	50,809	51,206	(397)	-1%
Net loss before income taxes	(26,269)	(23,253)	(3,016)	13%
Income tax expense/(benefit)	-	(10,748)	10,748	-100%
Net loss from continuing operations	(26,269)	(12,505)	(13,764)	110%
Net (loss)/income from discontinued operations	-	(200)	200	-100%
Net loss	(26,269)	(12,705)	(13,564)	107%

Profitability and Productivity:
Net interest margin	2.94%	2.82%	-	4%
Net overhead ratio	3.88%	2.81%	-	38%
Efficiency ratio	140.67%	115.74%	-	22%
Mortgage loan production	390,681	455,581	(64,900)	-14%
Average deposits per branch	46,904	48,109	(1,205)	-3%

Per Share Data:
Basic earnings per share - continuing operations	$(1.41)	$(0.91)	(0.49)	54%
Diluted earnings per share - continuing operations	$(1.41)	$(0.91)	(0.49)	54%
Basic earnings per share - discontinued operations	$-	$(0.01)	0.01	-100%
Diluted earnings per share - discontinued operations	$-	$(0.01)	0.01	-100%
Basic earnings per share	$(1.41)	$(0.93)	(0.48)	52%
Diluted earnings per share	$(1.41)	$(0.93)	(0.48)	52%
Book value per share	$(1.14)	$2.16	(3.30)	-153%
Number of shares outstanding	18,860,482	17,962,449	898,033	5%
Average basic number of shares	18,638,063	13,674,155	4,963,908	36%
Average diluted number of shares	18,638,063	13,674,155	4,963,908	36%

Summary of Financial Condition:
At Period End:
Assets	$1,197,661	$1,333,339	(135,678)	-10%
Investment Securities	22,646	24,903	(2,257)	-9%
Loans	736,672	832,902	(96,230)	-12%
Deposits	1,031,878	1,106,504	(74,626)	-7%
Borrowings	169,876	172,283	(2,407)	-1%
Stockholders' equity	(21,572)	38,771	(60,343)	-156%

Average for the period:
Assets	$1,216,700	$1,363,436	(146,736)	-11%
Investment Securities	49,262	28,753	20,509	71%
Loans	762,895	863,619	(100,724)	-12%
Deposits	1,040,840	1,135,400	(94,560)	-8%
Borrowings	169,698	178,891	(9,194)	-5%
Stockholders' equity	(6,692)	38,651	(45,342)	-117%

Capital Ratios: First Mariner Bank
Leverage	3.4%	5.7%	-	-40%
Tier 1 Capital to risk weighted assets	4.6%	7.6%	-	-39%
Total Capital to risk weighted assets	5.8%	8.9%	-	-35%

Asset Quality Statistics and Ratios:
Net Chargeoffs	11,583	12,753	(1,170)	-9%
Non-performing assets	67,200	70,240	(3,040)	-4%
90 Days or more delinquent loans	3,323	5,129	(1,806)	-35%
Annualized net chargeoffs to average loans	2.03%	1.97%	-	3%
Non-performing assets to total assets	5.61%	5.27%	-	7%
90 Days or more delinquent loans to total loans	0.45%	0.62%	-	-27%
Allowance for loan losses to total loans	1.92%	1.82%	-	5%

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)
	As of September 30,
	2011	2010	$ Change	% Change
Assets:
Cash and due from banks	$152,224	$138,220	14,004	10%
Interest-bearing deposits	34,440	39,024	(4,584)	-12%
Available-for-sale investment securities, at fair value	22,646	24,903	(2,257)	-9%
Loans held for sale	126,191	151,623	(25,432)	-17%
Loans receivable	736,672	832,902	(96,230)	-12%
Allowance for loan losses	(14,112)	(15,176)	1,064	-7%
Loans, net	722,560	817,726	(95,166)	-12%
Real estate acquired through foreclosure	24,739	21,639	3,100	14%
Restricted stock investments, at cost	6,969	7,370	(401)	-5%
Premises and equipment, net	38,927	42,044	(3,117)	-7%
Accrued interest receivable	3,848	4,245	(397)	-9%
Income taxes recoverable	600	1,256	(656)	-52%
Deferred income taxes - Net of allowance	-	30,684	(30,684)	-100%
Bank owned life insurance	37,172	35,839	1,333	4%
Prepaid expenses and other assets	27,345	18,766	8,579	46%
Total Assets	$1,197,661	$1,333,339	(135,678)	-10%

Liabilities and Stockholders' Equity:
Liabilities:
Deposits	$1,031,878	$1,106,504	(74,626)	-7%
Borrowings	117,808	120,215	(2,407)	-2%
Junior subordinated deferrable interest debentures	52,068	52,068	-	0%
Accrued expenses and other liabilities	17,479	15,781	1,698	11%
Total Liabilities	1,219,233	1,294,568	(75,335)	-6%

Stockholders' Equity
Common Stock	939	893	46	5%
Additional paid-in-capital	80,101	79,727	374	0%
Retained earnings	(99,478)	(39,557)	(59,921)	151%
Accumulated other comprehensive loss	(3,134)	(2,292)	(842)	37%
Total Stockholders Equity	(21,572)	38,771	(60,343)	-156%
Total Liabilities and Stockholders' Equity	$1,197,661	$1,333,339	(135,678)	-10%

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)	For the three months		For the nine months
	ended September 30,		ended September 30,
	2011	2010	2011	2010
Interest Income:
Loans	$11,222	$13,270	$33,867	$39,531
Investments and interest-bearing deposits	455	509	1,651	1,945
Total Interest Income	11,677	13,779	35,518	41,476

Interest Expense:
Deposits	3,626	4,895	12,217	15,957
Borrowings	913	1,031	2,708	3,815
Total Interest Expense	4,539	5,926	14,925	19,772

Net Interest Income Before Provision for Loan Losses	7,138	7,853	20,593	21,704

Provision for Loan Losses	5,000	9,750	11,580	16,290

Net Interest Income After Provision for Loan Losses	2,138	(1,897)	9,013	5,414

Noninterest Income:
Total other-than-temporary impairment ("OTTI") charges	(299)	(302)	(327)	(609)
Less: Portion included in other comprehensive income	(382)	(514)	(491)	(640)
Net OTTI charges on securities available for sale	(681)	(816)	(818)	(1,249)
Gains and fees on the sale of loans	4,609	8,804	7,942	13,499
ATM Fees	755	745	2,314	2,279
Service fees on deposits	717	933	2,194	3,109
Gain on financial instruments carried at fair value	-	331	-	1,661
Gain on sale of securities	638	-	781	54
Commissions on sales of nondeposit investment products	75	110	347	381
Income from bank owned life insurance	316	353	984	1,066
Other	1,291	156	1,783	1,739
Total Noninterest Income	7,720	10,616	15,527	22,539

Noninterest Expense:
Salaries and employee benefits	5,876	6,501	18,005	19,409
Occupancy	2,203	2,297	6,408	6,863
Furniture, fixtures and equipment	426	585	1,357	1,800
Professional services	1,260	838	3,742	2,149
Advertising	220	153	470	420
Data processing	393	460	1,237	1,343
ATM servicing expenses	217	227	655	655
Costs of other real estate owned	3,218	1,849	6,635	6,393
FDIC insurance premiums	878	1,029	3,390	2,927
Service and maintenance	595	559	1,872	1,756
Other	2,532	3,281	7,038	7,491
Total Noninterest Expense	17,818	17,779	50,809	51,206

Net loss before discontinued operations and income taxes	(7,960)	(9,060)	(26,269)	(23,253)
Income tax expense/(benefit) - continuing operations	-	(4,452)	-	(10,748)
Net loss from continuing operations	(7,960)	(4,608)	(26,269)	(12,505)
(Loss)/Income from discontinued operations	-	-	-	(200)

Net Loss	$(7,960)	$(4,608)	$(26,269)	$(12,705)

CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)
	For the three months ended September 30,
	2011		2010
	Average	Yield/	Average	Yield/
	Balance	Rate	Balance	Rate
Assets:
Loans
Commercial Loans and LOC	$60,831	5.23%	$76,811	4.71%
Commercial Mortgages	335,168	5.99%	363,660	6.16%
Commercial Construction	55,560	5.79%	65,634	5.31%
Consumer Residential Construction	22,310	4.89%	39,041	4.49%
Residential Mortgages	127,694	5.31%	148,022	5.75%
Consumer	140,610	4.51%	152,318	4.68%
Total Loans	742,173	5.48%	845,485	5.54%

Loans held for sale	73,263	4.88%	123,164	4.47%
Trading and available for sale securities, at fair value	39,458	3.78%	21,071	7.23%
Interest bearing deposits	35,378	0.93%	35,885	1.30%
Restricted stock investments, at cost	6,997	0.00%	7,557	0.46%

Total earning assets	897,269	5.14%	1,033,161	5.27%

Allowance for loan losses	(15,246)		(12,447)
Cash and other non earning assets	266,697		302,632

Total Assets	$1,148,720		$1,323,346

Liabilities and Stockholders' Equity:
Interest bearing deposits
NOW deposits	6,506	0.08%	7,468	0.68%
Savings deposits	56,690	0.20%	56,442	0.29%
Money market deposits	126,202	0.57%	138,216	0.61%
Time deposits	689,805	1.96%	792,500	2.32%
Total interest bearing deposits	879,202	1.64%	994,626	1.95%

Borrowings	169,641	2.13%	170,949	2.39%

Total interest bearing liabilities	1,048,843	1.72%	1,165,575	2.02%

Noninterest bearing demand deposits	102,868		105,290
Other liabilities	12,901		9,206
Stockholders' Equity	(15,893)		43,275

Total Liabilities and Stockholders' Equity	$1,148,720		$1,323,346

Net Interest Spread		3.42%		3.25%

Net Interest Margin		3.13%		2.99%

CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)
	For the nine months ended September 30,
	2011		2010
	Average	Yield/	Average	Yield/
	Balance	Rate	Balance	Rate
Assets:
Loans
Commercial Loans and LOC	$65,160	5.32%	$78,049	5.03%
Commercial Mortgages	339,574	6.08%	346,499	6.17%
Commercial Construction	56,160	5.56%	82,951	5.15%
Consumer Residential Construction	24,198	4.86%	43,476	5.42%
Residential Mortgages	133,615	5.22%	159,637	5.63%
Consumer	144,188	4.52%	153,007	4.66%
Total Loans	762,895	5.49%	863,619	5.56%

Loans held for sale	65,250	4.54%	92,089	4.72%
Trading and available for sale securities, at fair value	49,262	3.50%	28,753	7.23%
Interest bearing deposits	37,134	1.29%	21,124	2.36%
Restricted stock investments, at cost	7,046	0.00%	7,807	0.24%

Total earning assets	921,588	5.11%	1,013,392	5.43%

Allowance for loan losses	(14,532)		(12,411)
Cash and other non earning assets	309,644		362,455

Total Assets	$1,216,700		$1,363,436

Liabilities and Stockholders' Equity:
Interest bearing deposits
NOW deposits	6,353	0.07%	7,461	0.72%
Savings deposits	57,972	0.20%	56,098	0.29%
Money market deposits	128,747	0.57%	142,821	0.63%
Time deposits	743,496	2.08%	821,725	2.46%
Total interest bearing deposits	936,568	1.74%	1,028,106	2.08%

Borrowings	169,698	2.13%	178,891	2.85%

Total interest bearing liabilities	1,106,265	1.80%	1,206,997	2.19%

Noninterest bearing demand deposits	104,272		107,294
Other liabilities	12,853		10,494
Stockholders' Equity	(6,692)		38,651

Total Liabilities and Stockholders' Equity	$1,216,700		$1,363,436

Net Interest Spread		3.30%		3.24%

Net Interest Margin		2.94%		2.82%

Contact:
Bill Atkinson
Weber Shandwick
410-558-2100